SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549


                                  FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 31, 1994



                                MATTEL, INC.
                                ------------
           (Exact name of registrant as specified in its charter)


         Delaware                  001-05647                        95-1567322
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(State or other jurisdiction      (Commission                 (I.R.S. Employer
 of incorporation)                  File No.)              Identification No.)




333 Continental Boulevard, El Segundo, California                   90245-5012
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code              (310) 524-2000
                                                   ---------------------------

                                   N/A
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       (Former name or former address, if changed since last report)

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Item 2.         Acquisition or Disposition of Assets
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                    On May 31, 1994, Mattel, Inc. ("Registrant") acquired
                substantially all of the assets (the "Assets") of Kransco, a California corporation ("Seller"), pursuant to an Amended and Restated Asset Purchase Agreement, dated as of March 26, 1994 and amended and restated as of May 15, 1994 (the "Asset Purchase Agreement"), by and between Registrant and Seller. The Assets consist of all of Seller's right, title and interest in and to substantially all of the assets, properties, business and goodwill of Seller, as well as all of the capital stock of Kransco Limited, a U.K. corporation, and Juegos California, S.A. de C.V., a Mexico corporation, each a subsidiary of Seller. Notwithstanding the foregoing, the Assets did not include, and Seller retained all right, title and interest in and to, among other things, (i) all cash and cash equivalents, (ii) certain unimproved real property located in Morgan Hill, California and all of Seller's interest in real property and improvements located at Seller's facilities in San Gabriel, California and Virginia Beach, Virginia; (iii) artwork at Seller's headquarters; and (iv) all of Seller's rights of recovery in connection with certain litigation identified in the Asset Purchase Agreement.

                    Seller used the Assets in the manufacture of active
                play products, plastic toys and sporting goods. Registrant intends to continue to use the Assets, including plant and equipment included in the Assets, substantially for the same purpose.

                    There is no material relationship between Seller and
                Registrant, any of its affiliates, any director or officer of Registrant, or any associate of any director or officer.

                    Registrant purchased the Assets from Seller for
                approximately $260,000,000 (the "Initial Purchase Price"), subject to post-closing adjustment upon delivery of a closing balance sheet. In addition, Registrant shall pay to Seller up to $8,625,000 for each of calendar years 1994, 1995 and 1996 (the "Contingent Purchase Price") if the net sales of the Power Wheels [registered trademark] line of products equals or exceeds certain amounts for such years, all as more fully described in the Asset Purchase Agreement. The Initial Purchase Price was paid by Registrant out of working capital. Registrant expects that any post-closing adjustment to the Initial Purchase Price shall be paid from working capital and any portion of the Contingent Purchase Price payable by Registrant pursuant to the Asset Purchase Agreement shall be paid from working capital.


Item 7.         Financial Statements, Proforma Financial Information
                and Exhibits
                ----------------------------------------------------

          (a)   Financial statements of businesses acquired:

                It is not practicable to file the required audited and unaudited historical financial statements at this time. Accordingly, pursuant to Item 7(a)(4) of Form 8-K, Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than August 15, 1994.

          (b)   Pro forma financial information:

                It is not practicable to file the required pro forma financial information at this time. Accordingly, pursuant to Item 7(b)(2) of Form 8-K, Registrant will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than August 15, 1994.

          (c)   Exhibits:

                 2.1 Amended and Restated Asset Purchase Agreement, dated as of March 26, 1994 and amended and restated as of May 15, 1994, by and between Kransco and Mattel, Inc.

                99.0  Notice of Grant of Stock Options and Grant Agreement

                99.1  Grant Agreement for a Non-Qualified Stock Option

                99.2  Award Cancellation Agreement

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                               SIGNATURES
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        Pursuant to the requirements of the Securities Exchange Act of 1934,
        Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MATTEL, INC.
                                              Registrant



                                              By: /s/ N. Ned Mansour
                                                  --------------------------
                                                  N. Ned Mansour
                                                  Senior Vice President,
                                                  General Counsel and
        Date: June 14, 1994                       Secretary
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